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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-143085; 333-126049; 333-121555; 333-118985; 333-118984; 333-106171; 333-104479; 333-100486; 333-99433; 333-90242; 333-67306 and 333-67304) of Take-Two Interactive Software, Inc., of our reports dated December 20, 2007, with respect to the consolidated financial statements of Take-Two Interactive Software, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2007 and the effectiveness of internal control over financial reporting of Take-Two Interactive Software Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York

December 20, 2007

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  Exhibit 23.1